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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2006

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

     New Jersey                        0-19777                22-3103129
(State or other              (Commission File Number)      (IRS Employer
 jurisdiction of                                         Identification Number)
   incorporation)

                                 25 Upton Drive
                         Wilmington, Massachusetts 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01 -     Entry into a Material Definitive Agreement.

DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on January 3, 2006 (previously filed on a Form 8-K on January 3, 2006) announcing that it had signed a definitive Merger Agreement ("Merger Agreement") to acquire all of the common stock of Sirius Laboratories, Inc. ("Sirius") of Vernon Hills, Illinois in exchange for cash and common stock of DUSA worth up to $30,000,000.

Of the $30,000,000, DUSA reported that $17,000,000 would be paid in shares of DUSA's common stock on closing. The number of shares of DUSA common stock in the Merger Agreement was based on DUSA's average closing price during the twenty
(20) trading days preceding the public announcement of the Merger Agreement, i.e., $10.10. Due to market conditions which DUSA believes were triggered by an announcement on February 1, 2006, of certain acne clinical trial results, DUSA and Sirius, and certain principal shareholders of Sirius, have signed the First Amendment to the Merger Agreement dated February 6, 2006 principally with respect to the method of calculating the number of shares of DUSA common stock to be paid at Closing. The number of shares will now be determined by dividing $17,000,000 by the lesser of $10.10, or the average closing price of DUSA's common stock during the twenty (20) trading days prior to the date of Closing.

The securities to be issued by DUSA in the transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. While certain of the DUSA shares will be subject to lock-up provisions for a period of time, DUSA has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission following the closing for purposes of registering the resale of the common stock issued in the transaction.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or in which there is no applicable exemption from such registration or qualification requirements. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an applicable exemption therefrom.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the payment of the consideration on closing, the intention to lock-up certain shares, and expectations for filing a Form S-3 registration statement. Furthermore, the factors that may cause differing results include the uncertainties of completing the transaction, the marketplace acceptance of the products, product development risks, results of clinical trials, volatility in the stock price, reliance on third party manufacturers, other risks identified in DUSA's SEC filings from time to time.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. DUSA PHARMACEUTICALS, INC.





Dated:  February 8, 2006                   By: /s/ D. Geoffrey Shulman
                                              ----------------------------------
                                              D. Geoffrey Shulman, MD, FRCPC
                                              Chairman of the Board and Chief
                                              Executive Officer